UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Soliciting Material Under Rule 14a-12

SENSIENT TECHNOLOGIES CORPORATION
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC
FRONTFOUR MASTER FUND, LTD.
EVENT DRIVEN PORTFOLIO, A SERIES OF UNDERLYING FUNDS TRUST
FRONTFOUR CAPITAL CORP.
FRONTFOUR OPPORTUNITY FUND LTD.
STEPHEN LOUKAS
DAVID A. LORBER
ZACHARY GEORGE
JAMES R. HENDERSON
JAMES E. HYMAN
WILLIAM E. REDMOND, JR.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FrontFour Capital Group LLC together with the other Participants named herein (collectively, “FrontFour”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2014 annual meeting of shareholders (the “Annual Meeting”) of Sensient Technologies Corporation.  FrontFour has filed a definitive proxy statement and an accompanying GREEN proxy card with the SEC with regard to the Annual Meeting.

Item 1:  On April 3, 2014, FrontFour issued the following press release:

FRONTFOUR COMMENTS ON WEDRAL’S RESIGNATION FROM BALCHEM

Expresses Continued Frustration with Sensient’s Attempt to Conceal its Operational Underperformance

GREENWICH, Conn., April 3, 2014 /PRNewswire/ -- FrontFour Capital Group LLC, together with its affiliates (“FrontFour”), today commented on the resignation of Dr. Elaine R. Wedral, a director of Sensient Technologies Corporation (the “Company” or “Sensient”), from the board of directors of Balchem Corporation (“Balchem”), effectively acknowledging the inherent conflict that would have existed by her continued service on both boards following Balchem’s announcement to acquire Performance Chemicals & Ingredients Company (d/b/a SensoryEffects), a direct competitor of Sensient, on March 31, 2014.   FrontFour acknowledges that it inadvertently missed Balchem’s disclosure made late on Friday, March 28, 2014, that Wedral notified Balchem of her intention to resign from the Balchem board, effective April 1, 2014.

FrontFour also addressed today its frustration with Sensient’s continued attempt to obfuscate the depth of the Company’s operational underperformance within their Flavors & Fragrances business when compared to that of relevant competitors.  As illustrated by the charts below, Sensient continues to compare its Flavors and Fragrances margins to solely the Flavors margins of their competitors.  The analysis below clearly demonstrates that Sensient underperforms its three direct competitors by approximately 160 to 360 basis points when viewed on an apples-to-apples basis.  Additionally, Sensient excludes from segment income and lumps into their corporate/other line item, their Asia Pacific Group, China Group and Central & South American Flavors Group.  We question why Sensient would lump these operating segments, representing approximately $150 million or 10% of 2013 revenue, within their corporate/other line item without adequate financial disclosure.

FrontFour has nominated four (4) nominees for election to the Sensient Board at the 2014 Annual Meeting of Shareholders.  FrontFour encourages all shareholders to vote the GREEN proxy card today to elect FrontFour’s highly qualified director nominees.

Shareholders who have any questions, or require assistance with their vote, should contact FrontFour’s proxy solicitor, Okapi Partners LLC, at (212) 297-0720 or (877) 566-1922, or by email at info@okapipartners.com.

Contacts:

Stephen Loukas
FrontFour Capital Group LLC
35 Mason Street, 4th Floor
Greenwich, CT 06830
203-274-9050

Bruce H. Goldfarb/Charles W. Garske/Lisa Patel
Okapi Partners LLC
(212) 297-0720
info@okapipartners.com

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